Exhibit 99.1

Ocean Power Technologies Aligns Leadership Team to Accelerate Commercial Execution and Backlog Conversion

MONROE TOWNSHIP, N.J., September 14, 2026 — Ocean Power Technologies, Inc. (“OPT” or the “Company”) (NYSE American: OPTT), a leader in maritime operational infrastructure and autonomous ocean systems, today announced leadership changes intended to strengthen execution, commercial conversion and operational accountability as the Company increases its focus on converting commercial opportunities into backlog and revenue.

The leadership transition is designed to build on the operational foundation established during fiscal 2026 and align the organization around its next phase of commercial execution, customer delivery and disciplined financial performance.

Effective September 14, 2026, Dr. Philipp Stratmann will step down from his roles as President and Chief Executive Officer and a member of the Board of Directors, by mutual agreement, and will remain available to assist the new leadership team through a transition period.

“As discussed in the Company’s fiscal 2026 results, OPT spent the past year establishing the operational foundation needed to support larger deployments and recurring revenue programs,” said Chairman Rear Admiral (retired) Joseph A. DiGuardo Jr. “With that foundation in place, the Board believes this is the appropriate time to transition leadership and sharpen the Company’s focus on execution, commercial conversion and operational accountability. Our priority now is disciplined execution—converting opportunities into contracts, contracts into revenue, and delivering successfully for our customers. The leadership structure announced today creates clear accountability around those objectives and positions OPT to execute on the opportunities in front of us.”

“Dr. Stratmann played an important role in OPT’s evolution from a technology-development company into an operating maritime technology business. Under his leadership, OPT expanded its maritime technology portfolio, strengthened its position in defense and security markets, expanded internationally and built many of the operational capabilities that support the Company today. On behalf of the Board, we thank Philipp for his dedication and significant contributions to OPT and wish him and his family the very best,” Chairman DiGuardo added.

Also, effective September 14, 2026, Tracy Pagliara, who previously served for six years as the Chief Executive Officer of a public company and is a Certified Public Accountant, will become Acting Chief Executive Officer and President and a member of the Board of Directors. Mr. Pagliara currently serves as the Company’s Senior Vice President, General Counsel and Secretary and brings both public-company leadership experience and deep knowledge of OPT’s business, operations and strategic priorities.

Jason Weed, currently Senior Vice President, Commercial Sales, has also been appointed as Chief Operating Officer, effective September 14, 2026, with responsibility for commercial sales, operations and technology and innovation, creating clear executive accountability from customer opportunity through execution and delivery. Mr. Weed has helped build OPT’s current pipeline and backlog and brings significant leadership experience from his service as a Captain in the U.S. Navy, including commanding the US Navy’s Unmanned Undersea Vehicle Squadron.

This leadership structure is intended to build on the platform established during fiscal 2026 and align the organization more directly around backlog conversion, customer delivery and disciplined execution. The new leadership structure creates clear accountability around the Company’s immediate priorities: converting pipeline opportunities into backlog and revenue, executing against existing customer commitments, maintaining disciplined financial management, and accelerating delivery of customer-driven solutions to market.

The Company remains focused on its existing maritime autonomy and Maritime Domain Awareness strategy and on translating its technology portfolio, customer relationships and commercial pipeline into sustainable revenue growth.

For more information about Ocean Power Technologies, visit www.OceanPowerTechnologies.com.

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets, including Merrows™, which provides AI capable seamless integration of Maritime Domain Awareness Systems across platforms. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® unmanned surface vessels (USVs) and marine robotics services. The Company’s headquarters is in Monroe Township, New Jersey, with an additional office in Richmond, California. To learn more about OPT’s products, services and solutions, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, including the Company’s ability to have a successful leadership transition, the delivery of customer services, the conversion of potential customers to contracts and the realization of the potential revenue thereunder. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or investorrelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com